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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
Internet Brands, Inc.
El Segundo, California

We hereby consent to the use in the Prospectus constituting a part of this Amended Registration Statement of our report dated July 20, 2007, except as to Note 19 as to which the date is November 12, 2007 relating to the consolidated financial statements of Internet Brands, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

November 16, 2007
Los Angeles, California

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm